UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2021

AzurRx BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
(Address of Principal Executive Offices, and Zip Code)

(646) 699-7855
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

January 2021 Offerings

As previously reported in the Prior 8-Ks (as defined below), on January 6, 2021, AzurRx BioPharma, Inc. (the “Company”) consummated the sale and issuance, in a concurrent registered direct offering and private placement (the “Offerings”) to a single accredited investor (the “Investor”), of (i) an aggregate of 10,666.6666 shares of its Series C 9.00% Convertible Junior Preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), which were initially convertible into an aggregate of 10,666,668 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at an initial stated value of $750.00 per share and an initial conversion price of $0.75 per share, together with (ii) warrants to purchase up to an aggregate of 10,666,668 shares of Common Stock (the “Investor Warrants”), at an initial exercise price of $0.80 per share and an expiration term through July 6, 2026. The aggregate purchase price in such offerings was $750.00 per share of Series C Preferred Stock and related Investor Warrants. In the Offerings, 5,333.3333 shares of Series C Preferred Stock were issued in the registered direct offering, and 5,333.3333 shares of Series C Preferred Stock and all of the Investor Warrants were issued in the concurrent private placement.

In addition, on January 8, 2021, the Company issued to First Wave Bio, Inc. (“First Wave”) 3,290.1960 shares of Series C Preferred Stock, which were initially convertible into an aggregate of 3,290,196 shares of Common Stock, as part of the consideration for entering into the License Agreement, dated as of December 31, 2020, between First Wave and the Company.

Pursuant to the terms of the Series C Preferred Stock and the Investor Warrants, the foregoing shares of Series C Preferred Stock issued to the Investor and to First Wave were not convertible in excess of certain specified thresholds, and the related Investor Warrants were not exercisable at all, until the Company obtained certain stockholder approvals. As a result of the approval of Proposals 1 and 2 (the “Stockholder Approvals”) reported in Item 5.07 below, all of the foregoing shares of Series C Preferred Stock, and all of the related Investor Warrants, have now become convertible or exercisable, as the case may be, into shares of Common Stock without limitation.

The Investor previously requested the conversion of shares of Series C Preferred Stock into the maximum issuable amount of 6,186,966 shares of Common Stock. On February 24, 2021, the Company elected to convert the remaining balance of such shares of Series C Preferred Stock, including accrued and unpaid dividends thereon, in full into 4,539,863 additional shares of Common Stock for the account of the Investor and 3,329,138 shares of Common Stock for the account of First Wave. Accordingly, the shares of Series C Preferred Stock issued to the Investor and to First Wave are no longer outstanding.

The terms and conditions of the Offerings and of the Series C Preferred Stock and the Investor Warrants were previously disclosed in the Company’s Current Reports on Form 8-K filed January 5, 2021 and January 8, 2021 (the “Prior 8-Ks”), which are incorporated herein by reference.

Series B Exchange Rights

As previously reported in the Prior 8-Ks, the Company previously issued certain shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which carry a right to exchange the stated value, plus accrued and unpaid dividends thereon, of the Series B Preferred Stock (the “Exchange Amount”) for any securities issued in a Subsequent Financing (as defined in the Series B Certificate of Designations), on a dollar-for-dollar basis, in lieu of any cash subscription payments therefor (the “Series B Exchange Rights”). As a result of the Offerings, pursuant to the Series B Exchange Rights, the Company became obligated to issue additional shares of Series C Preferred Stock and additional Investor Warrants to any holders of Series B Preferred Stock who elect to exercise their Series B Exchange Rights.

Pursuant to the terms of the Series C Preferred Stock and the Investor Warrants, the foregoing shares of Series C Preferred Stock were not to be convertible in excess of certain previously approved thresholds, and the related Investor Warrants were not to be exercisable at all, until the Company obtained certain stockholder approvals. As a result of the Stockholder Approvals reported in Item 5.07 below, all of the foregoing shares of Series C Preferred Stock, and all of the related Investor Warrants, issued or issuable in respect of the Series B Exchange Right have now become, or upon issuance will be, convertible or exercisable, as the case may be, into shares of Common Stock without limitation.

As of February 24, 2021, holders of 1,055.554085 shares of Series B Preferred Stock with an aggregate Exchange Amount of approximately $8.2 million had previously elected to exercise their Series B Exchange Rights into Series C Preferred Stock, convertible into an aggregate of 10,905,306 shares of Common Stock (which conversion the Company has elected to make in full), and additional Investor Warrants exercisable for up to an aggregate of 10,903,168 shares of Common Stock. In addition, as of February 24, 2021, 1,466.753351 shares of Series B Preferred Stock with an aggregate Exchange Amount of approximately $11.4 million currently remain outstanding, which are currently exchangeable for Series C Preferred Stock convertible into an aggregate of up to 15,244,628 shares of Common Stock and additional Investor Warrants exercisable for up to an aggregate of 15,244,628 shares of Common Stock.

The further terms and conditions applicable to the Series B Exchange Rights were previously disclosed in the Prior 8-Ks, which are incorporated herein by reference.

Placement Agent Warrants

As previously reported in the Prior 8-Ks, as part of its compensation to in connection with the Offerings described above, the Company previously issued to the placement agent or its designees certain warrants to purchase up to 746,667 shares of Common Stock at an initial exercise price of $0.9375 per share. Other than the exercise price, the terms of the Placement Agent Warrants were substantially the same as the Investor Warrants. As a result of the Stockholder Approval reported in Item 5.07 below, all of the Placement Agent Warrants have now become exercisable into shares of Common Stock without limitation.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2021, following the approval of Proposal 2 reported in Item 5.07 below, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation (the “Charter”), increasing the total number of authorized shares of Common Stock to 250,000,000. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 24, 2021, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The matters voted on at the Special Meeting were the following proposals: (1) the approval, pursuant to Nasdaq Listing Rule 5635, of the issuance of Common Stock upon conversion of the Company’s Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”) and other securities in excess of 20% of the Common Stock outstanding, (2) the approval to amend the Charter to increase the total number of authorized shares of Common Stock by 100,000,000 shares to 250,000,000 shares, (3) the approval to amend the Charter to authorize the Board of Directors of the Company (the “Board”) to effect a reverse stock split of both the issued and outstanding and authorized shares of Common Stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board (the “Reverse Split”) and (4) the approval of the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals

At the Special Meeting, all four of the foregoing stockholder proposals were approved, based upon an aggregate of 31,250,382 shares of Common Stock outstanding as of January 4, 2021, which was the record date for the Special Meeting. The final voting results were as follows:

1.
The proposal to approve, pursuant to Nasdaq Listing Rule 5635, the issuance of Common Stock upon conversion of the Series C Preferred Stock and other securities in excess of 20% of the Common Stock outstanding was approved by a majority of votes cast, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,594,085	1,334,458	202,045	4,734,037

2.
The proposal to approve the amendment of the Charter to increase the total number of authorized shares of Common Stock by 100,000,000 shares to 250,000,000 shares was approved by a majority of shares outstanding, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,962,929	2,038,383	129,276	4,734,037

3.
The proposal to approve the amendment to the Charter to authorize the Board to effect the Reverse Stock Split at any time prior to the one-year anniversary date of the Special Meeting was approved by a majority of shares outstanding, based upon the following votes:

Votes For	Votes Against	Abstentions
20,603,965	2,127,947	132,713

4.
The proposal to approve the adjournment of the Special Meeting to the extent that there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals was approved by a majority of votes cast, based upon the following votes:

Votes For	Votes Against	Abstentions
21,044,013	1,721,449	99,163

Item 7.01. Regulation FD Disclosure

On February 24, 2021, the Company issued a press release announcing that James Sapirstein was appointed as chairman of the Company’s Board. A copy of the press release is furnished as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of AzurRx BioPharma, Inc.
99.1	Press Release dated February 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2021	AzurRx BioPharma, Inc. By: /s/ James Sapirstein Name: James Sapirstein Title: President and Chief Executive Officer